EXHIBIT 10.15

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                                ZYGO CORPORATION

                               PROFIT SHARING PLAN


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                          (RESTATED AS OF JULY 1, 1989)

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                                TABLE OF CONTENTS
                                                                            Page
   ARTICLE 1      DEFINITIONS

         1.1.     "Account" or "Accounts"..................................  1
         1.2.     "Administrative Committee"...............................  2
         1.3.     "Affiliate"..............................................  2
         1.4.     "Beneficiary"............................................  2
         1.5.     "Board"..................................................  2
         1.6.     "Break in Service".......................................  2
         1.7.     "Code"...................................................  2
         1.8.     "Company"................................................  2
         1.9.     "Compensation"...........................................  2
         1.10.    "Elective Contributions".................................  3
         1.11.    "Employee"...............................................  3
         1.12.    "Employer"...............................................  3
         1.13.    "Employer Matching Contributions"........................  3
         1.14.    "Employer Profit Sharing Contributions"..................  3
         1.15.    "ERISA"..................................................  3
         1.16.    "Highly Compensated Employee"............................  3
         1.17.    "Hour of Service"........................................  3
         1.18.    "Investment Fund"........................................  5
         1.19.    "Non-Highly Compensated Employee"........................  5
         1.20.    "Normal Retirement Date".................................  5
         1.21.    "Participant"............................................  5
         1.22.    "Plan"...................................................  5
         1.23.    "Plan Year"..............................................  5
         1.24.    "Tax Credit ESOP Account"................................  5
         1.25.    "Trust"..................................................  5
         1.26.    "Trustee"................................................  6
         1.27.    "Trust Fund".............................................  6
         1.28.    "Valuation Date".........................................  6
         1.29.    "Year of Vesting Service"................................  6

   ARTICLE 2      PARTICIPATION

         2.1.     General Participation Requirement........................  6
         2.2.     Re-employment Rules......................................  7

   ARTICLE 3      CONTRIBUTIONS

         3.1.     Participants' Elective Contributions.....................  7
         3.2.     Qualified Nonelective Employer Contributions.............  8
         3.3.     Employer Matching Contributions..........................  8
         3.4.     Employer Profit Sharing Contributions....................  9
         3.5.     Employer Profit Sharing Contribution of the
                    Value of Unused Sick Pay...............................  9
         3.6.     Allocation of Forfeitures................................ 10
         3.7.     Voluntary After-Tax Contributions........................ 10
         3.8.     Rollover Contributions................................... 10

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         3.9.     Transfers from Other Plans............................... 11
         3.10.    Distribution of Excess Deferrals......................... 11
         3.11.    Return of Contributions.................................. 12

   ARTICLE 4      LIMITATIONS ON CONTRIBUTIONS

         4.1.     Statutory Nondiscrimination Requirements................. 12
         4.2.     Modification of Contribution Elections................... 14
         4.3.     Excess Elective Contributions............................ 14
         4.4.     Excess Employer Matching Contributions................... 14
         4.5.     Other Limitations on Contributions and Benefits.......... 15

   ARTICLE 5      ACCOUNTS AND INVESTMENT FUNDS

         5.1.     Maintenance of Accounts.................................. 16
         5.2.     Adjustment of Accounts................................... 16
         5.3.     Establishment of Investment Funds........................ 17
         5.4.     Investment Directions.................................... 17
         5.5.     Tax Credit ESOP Accounts................................. 18

   ARTICLE 6      ELIGIBILITY FOR AND DISTRIBUTION OF BENEFITS

         6.1.     Normal Retirement or Total Disability.................... 18
         6.2.     Other Termination of Employment.......................... 19
         6.3.     Forfeitures.............................................. 20
         6.4.     Method of Payment........................................ 21
         6.5.     Transfer Accounts........................................ 21
         6.6.     Required Commencement of Benefits........................ 22
         6.7.     Cashout of Small Benefits................................ 22
         6.8.     Death.................................................... 22
         6.9.     Distributions Made on or After January 1, 1993........... 23

   ARTICLE 7      IN-SERVICE WITHDRAWALS AND LOANS

         7.1.     In-Service Withdrawals Generally......................... 25
         7.2.     Withdrawal Requests...................................... 26
         7.3.     In-Service Withdrawals -- Special Rules.................. 26
         7.4.     Loans.................................................... 28
         7.5.     Failure to Repay Loans................................... 29

   ARTICLE 8      REQUIREMENTS FOR TAX CREDIT
                  ESOP ACCOUNT BALANCES

         8.1.     General.................................................. 29
         8.2.     Distribution............................................. 30
         8.3.     Put Option............................................... 30
         8.4.     Voting Rights of Participants............................ 31

   ARTICLE 9      TOP HEAVY PROVISIONS

         9.1.     Effect of Top Heavy Status............................... 31
         9.2.     Definitions and Special Rules............................ 32


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   ARTICLE 10     ADMINISTRATION OF PLAN

         10.1.    Organization of Administrative Committee and Procedural
                    Matters................................................ 33
         10.2.    Powers of Administrative Committee....................... 33
         10.3.    Operation of Administrative Committee.................... 34
         10.4.    Resignation or Removal................................... 35
         10.5.    Records and Reports...................................... 35
         10.6.    Expenses................................................. 35
         10.7.    Indemnification.......................................... 35
         10.8.    Claim for Benefits....................................... 36
         10.9.    Review of Denied Claims.................................. 36

   ARTICLE 11     TRUST FUND

         11.1.    General.................................................. 37
         11.2.    No Diversion............................................. 37
         11.3.    Benefits Provided Solely by Trust Fund................... 37
         11.4.    Employer Securities...................................... 37
         11.5.    Appointment of Investment Manager........................ 38

   ARTICLE 12     AMENDMENTS AND TERMINATION

         12.1.    Company May Amend Plan................................... 38
         12.2.    Withdrawal of Participating Employer..................... 39
         12.3.    Termination.............................................. 40
         12.4.    Distributions Upon Termination........................... 40
         12.5.    Statutory Merger/Consolidation Rule...................... 40

   ARTICLE 13     MISCELLANEOUS

         13.1.    No Rights Conferred...................................... 41
         13.2.    Benefits Limited to Trust Fund........................... 41
         13.3.    Spendthrift Provision.................................... 41
         13.4.    Payment to Minors or Incompetents........................ 42
         13.5.    Headings................................................. 42
         13.6.    Severability............................................. 42
         13.7.    Construction............................................. 42


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                                ZYGO CORPORATION

                               PROFIT SHARING PLAN

                                  INTRODUCTION

     The Zygo Corporation Profit Sharing Plan was adopted by the Company as of July 1, 1973. A tax credit employee stock ownership plan feature was added to the Zygo Corporation Profit Sharing Plan as of July 1, 1984. Contributions of Company common stock were last made to the employee stock ownership portion of the Plan for the Plan Year ended June 30, 1986. The Zygo Corporation Profit Sharing Plan is hereby amended and restated in its entirety, effective as of July 1, 1989 (or such other date or dates otherwise specified herein) in order to satisfy the applicable provisions of the Tax Reform Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, the Revenue Reconciliation Act of 1989, the Revenue Reconciliation Act of 1990, the Unemployment Compensation Amendments of 1992, and the Omnibus Budget Reconciliation Act of 1993.


                                    ARTICLE 1

                                   DEFINITIONS

     Wherever used herein, the masculine includes the feminine, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.

     1.1. "Account" or "Accounts" means any one or more of the bookkeeping accounts established and maintained hereunder, representing a Participant's interest in the Trust Fund.


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     1.2.   "Administrative   Committee"  means  the  administrative   committee
appointed hereunder to administer the Plan.

     1.3. "Affiliate" means any entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.4. "Beneficiary" means any person entitled to receive benefits under the Plan by reason of the death of a Participant, former Participant or Beneficiary.

     1.5. "Board" means the Board of Directors of the Company.

     1.6. "Break in Service" means a Plan Year during which an individual does not complete more than 500 Hours of Service. Solely for the purpose of determining whether a Break in Service occurs, an individual who is absent from work because of the individual's pregnancy, the birth of the individual's child, the adoption of a child by the individual, or the care of the individual's newborn or newly adopted child, will be credited with the Hours of Service which would otherwise have been credited in the Plan Year in which the absence from work begins if such crediting is necessary to prevent a Break in Service in that Plan Year or, if not, in the following Plan Year.

     1.7. "Code" means the Internal Revenue Code of 1986, as it now exists and as it is hereafter amended.

     1.8. "Company" means Zygo Corporation.

     1.9. "Compensation" means all cash compensation paid by an Employer to an Employee during a Plan Year which is required to be reported as wages on the Participant's Form W-2 and such additional amounts which are not includable in the Participant's gross income during said Plan Year by reason of the application of Section 402(a)(8) of the Code, exclusive of commissions, bonuses, overtime pay or other irregular compensation. Compensation in excess of $200,000 ($150,000 for Plan Years beginning after June 30, 1994), or such greater amount

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as may be provided by Section  401(a)(17) of the Code,  will be disregarded  for all purposes under the Plan.

     1.10. "Elective Contributions" means 401(k) contributions for a Participant pursuant to the Participant's salary reduction election.

     1.11. "Employee" means an individual who regularly performs services for an Employer in an employer-employee relationship, other than an individual who is a nonresident alien and who receives no income from sources within the United States. Individuals who are leased employees within the meaning of Section 414(n)(2) of the Code or who are temporary employees will be deemed not to be Employees for purposes of the Plan. For purposes of the Plan, an individual is deemed to regularly perform services for an Employer if such individual is expected to perform 1,000 hours of service each year.

     1.12. "Employer" means the Company and any Affiliate which adopts the Plan with the consent of the Board.

     1.13. "Employer Matching  Contributions" means matching  contributions made
by  an  Employer  with  respect  to  Participants'   Elective  Contributions  in
accordance with Section 3.3 of the Plan.

     1.14. "Employer Profit Sharing Contributions" means contributions (other than qualified nonelective contributions and Employer Matching Contributions) made by an Employer in accordance with Section 3.4 of the Plan.

     1.15. "ERISA" means the Employee Retirement Income Security Act of 1974, as it now exists and as it is hereafter amended.

     1.16. "Highly Compensated Employee" means an Employee described in Section 414(q) of the Code who is eligible to participate in the Plan.

     1.17. "Hour of Service" means:

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          (a) each hour for which an individual  is directly or indirectly  paid or entitled to payment by the Company or an Affiliate for the performance of services;

          (b) each hour for which an individual is paid or entitled to payment directly or indirectly by the Company or an Affiliate on account of his or her absence due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided, however, that an individual shall be credited with no more than 501 Hours of Service in respect of any continuous period of absence; and

          (c) any additional hours for which back pay is awarded or agreed to by an Employer, irrespective of mitigation of damages, which additional hours will be credited to the period or periods to which the award or agreement pertains rather than the period in which the award, agreement or payment is made (limited to 501 hours for a period during which the individual did not or would not have performed duties).

The provisions of Section 2530.200(b) of the regulations issued by the Department of Labor are incorporated herein by reference for purposes of computing and crediting Hours of Service for reasons other than the performance of duties. No Hours of Service will be taken into account in respect of a period described in Section 2500.200b-2(b)(3) of the Department of Labor regulations. Notwithstanding the foregoing, an individual will be credited with Hours of Service during a period of active duty with the armed forces of the United States (based upon the number of hours which would have been worked during that period) if he or she returns to active employment with the Company or an Affiliate and actually performs an Hour of Service within the period provided by law for the protection of his or her re-employment rights. If an individual

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incurs five  consecutive  Breaks in Service before having any vested interest in his or her Account attributable to Employer contributions which are subject to a vesting condition, then his or her Hours of Service prior to the Break in Service will be disregarded for all purposes hereof relating to vesting and eligibility to participate in such Employer contributions after the Break in Service.

     1.18. "Investment Fund" means any one or more of the separate investment funds designated by the Administrative Committee for investment of the assets of the Trust Fund (including, without limitation, each separate fund maintained by a registered investment company, if any, selected by the Administrative Committee).

     1.19. "Non-Highly Compensated Employee" means an Employee who is eligible to participate in the Plan and who is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee (within the meaning of Section 414(q)(6)(B) of the Code).

     1.20. "Normal Retirement Date" means the date on which an Employee attains age 65.

     1.21. "Participant" means an Employee participating in the Plan in accordance with the provisions hereof.

     1.22. "Plan" means the profit sharing plan as set forth herein and any amendments thereto.

     1.23. "Plan Year" means each twelve-month period beginning July 1 and ending June 30.

     1.24. "Tax Credit ESOP Account" means the account maintained for a Participant to reflect the Company stock, if any, held for the Participant pursuant to the tax credit employee stock ownership provisions of the Plan.

     1.25. "Trust" means the trust established and maintained as part of the Plan.

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     1.26.  "Trustee"  means the person or  persons  (including  a  corporation)
appointed and acting as trustee of the Trust.

     1.27. "Trust Fund" means the assets of the Plan consisting of the amounts held in the Investment Funds.

     1.28. "Valuation Date" means the last day of each Plan Year and such other date or dates as the Administrative Committee (acting in its absolute discretion and in a nondiscriminatory manner) may determine for valuing any one or more of the Investment Funds or the Trust Fund or a Participant's Account.

     1.29. "Year of Vesting Service" means a Plan Year in which an individual is credited with at least 1,000 Hours of Service for the Company or an Affiliate, whether or not as an Employee, excluding Hours of Service before the individual reaches age 18. If an individual incurs five consecutive Breaks in Service before being fully vested in his or her Account, then Years of Vesting Service (if any) after the Break in Service will be disregarded in determining the individual's vested interest in his or her Account attributable to contributions made before the Break in Service.


                                    ARTICLE 2

                                  PARTICIPATION

     2.1. General Participation Requirement. An Employee will automatically be a Participant on July 1, 1989 (the restatement date) if he or she was a Participant in the Plan on June 30, 1989. Any other Employee will become a Participant on the first day of the calendar quarter (starting with July 1, 1989) coincident with or next following the date which is six months after the date on which the Employee first completes an Hour of Service; provided, however, that, except as otherwise provided herein, an individual who is not an

Employee on that quarterly entry date will initially become a Participant on the next succeeding date on which he or she is an Employee.

     2.2. Re-employment Rules. A former Employee who was a Participant and who again becomes an Employee will again become a Participant on the first day of the calendar quarter coincident with or next following the date on which he or she again completes an Hour of Service as an Employee; provided, however, that, with respect to Employer contributions, a nonvested former Participant whose prior Hours of Service are permanently disregarded (under the definition of "Hour of Service") will be treated as a new employee when he or she resumes employment and again completes an Hour of Service.


                                    ARTICLE 3

                                  CONTRIBUTIONS

     3.1. Participants' Elective Contributions.

     (a) Salary Reduction Election. Each Employee who is a Participant may elect the percentage of his or her Compensation to be withheld by the Employer on a before-tax basis and contributed to the Trust as an Elective Contribution. The designated percentage must be at least 1% and may not be more than 15%. The total amount of a Participant's Elective Contributions for a calendar year may not be more than $7,000 (adjusted as provided by Section 402(g)(1) of the Code).

     (b) Contribution to Trust. The Employer will pay Elective Contributions to the Trustee within 90 days or as soon as is otherwise practicable after they are withheld from Participants' pay. Each Participant's Elective Contributions will be credited to his or her Account in accordance with the provisions hereof.

                                       -7-

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     (c)  Procedural  Rules.  Salary  reduction  elections  must be made on such forms, and may be modified, revoked or suspended subject to such advance notice as may be reasonably required by the Administrative Committee at such times and in accordance with such procedures as may be prescribed or permitted by the Administrative Committee acting in a uniform and nondiscriminatory manner, provided, however, that no more than one such modification, revocation or suspension will be processed in any calendar month. A Participant's election will terminate when the Participant ceases to be an Employee, and a new withholding election must be filed if he or she wishes to resume Elective Contributions after again becoming an Employee.

     3.2. Qualified Nonelective Employer Contributions. For any Plan Year, an Employer, acting in its sole discretion, may contribute to the Trust for allocation to the Account(s) of one or more Non-Highly Compensated Employees an amount necessary to enable the Plan to satisfy Section 401(k)(3) of the Code for such Plan Year. Any such contributions will be treated as Elective Contributions for all purposes hereof except for the purpose of determining eligibility for and the amount of any Employer Matching Contributions.

     3.3. Employer Matching Contributions. For each Plan Year, the Employer, acting in its sole discretion, may declare and contribute to the Trust an Employer Matching Contribution with respect to the Elective Contributions made by a Participant during the Plan Year; provided, however, that, except to the extent necessary to comply with Section 401(m) of the Code, Employer Matching Contributions, if any, may only be made with respect to Elective Contributions of those Participants who are Employees on the last day of the Plan Year of reference. Employer Matching Contributions, if any, will be paid to the Trustee in cash and/or in shares of common stock of the Company and will be credited to

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

Participants' Accounts in accordance with the provisions hereof as soon as practicable after they are made.

     3.4. Employer Profit Sharing Contributions. In addition to any other contributions under the Plan, the Employer may declare and contribute to the Trust for each Plan Year a discretionary non-matching contribution in such amount (if at all) as the Employer, acting in its sole discretion, may determine. The Employer Profit Sharing Contribution for a Plan Year (if any) will be allocated as of the last day of the Plan Year among the Accounts of those Participants who are Employees on the last day of the Plan Year and who have completed at least 1,000 Hours of Service during the Plan Year in the proportion that each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year. Employer Profit Sharing Contributions, if any, will be paid to the Trustee in cash and/or in shares of common stock of the Company and will be credited to Participants' Accounts in accordance with the provisions hereof as soon as practicable after they are made.

     3.5. Employer Profit Sharing Contribution of the Value of Unused Sick Pay. For each Plan Year beginning after June 30, 1994, the Employer, acting in its sole discretion, but in a uniform and nondiscriminatory manner, may contribute to the Trust on behalf of each Participant who is an Employee on the last day of the Plan Year an amount up to the value of the unused sick pay with respect to such Participant for the Plan Year, limited, however, to not more than three days. Any such contributions will be paid to the Trustee in cash and/or in shares of common stock of the Company and will be credited to the Participants' Accounts as of the last day of the Plan Year in accordance with the provisions hereof as soon as practicable after they are made.

     3.6. Allocation of Forfeitures. If a Participant forfeits any part of his or her interest in the Plan, the amount of the forfeiture (to the extent not used to restore a prior forfeiture for a re-employed Participant in accordance with the provisions hereof) will be allocated to eligible Participants' Accounts as if such amount were an Employer Profit Sharing Contribution for the Plan Year in which such forfeiture arises.

     3.7.   Voluntary   After-Tax   Contributions.   No  Participant   after-tax
contributions may be made or accepted under the Plan.

     3.8. Rollover Contributions. Subject to such rules as may be established by the Administrative Committee, an Employee may make a rollover contribution to the Trust of (a) part or all of a distribution received from another employee benefit trust described in Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code, (b) part or all of a distribution received from a qualified employee annuity plan described in Section 403(a)(1) of the Code which meets the requirements of Section 404(a)(2) of the Code, or (c) the entire amount received (including money and any other property) from an individual retirement account. Any rollover contribution must meet the income deferral requirements of the Code (including the requirement that the rollover contribution be made no later than 60 days after the day on which the Participant received the payment or distribution from the other plan or account in the case of a rollover which is not a direct rollover from a transferor plan). The Administrative Committee and/or the Trustee may require an Employee to furnish any relevant information or documentation and to make any reasonable representations concerning the distribution from the prior plan or account before deciding whether to accept a rollover contribution. The amount of a rollover contribution shall be credited to the Participant's Account and shall equal the sum of the cash plus the fair market value of the property transferred (subject to the right of the Administrative Committee or the Trustee to refuse to accept property), determined as of the date the property is received by the Trustee.

     3.9. Transfers from Other Plans. Subject to the provisions of applicable law, the Administrative Committee may permit assets of other qualified plans to be transferred to the Trust in a plan-to-plan transfer other than a direct rollover. The plan administrator and/or plan trustee of a transferor plan will furnish a breakdown of the assets being transferred so that those assets can be properly allocated to corresponding Accounts established hereunder. The Administrative Committee shall take such action as may be necessary or appropriate in order to separately account for the assets of a transferror plan. The accrued benefits of a transferor plan's participants and the optional forms of benefit available to those participants with respect to the transferred assets will be preserved hereunder to the extent required by the provisions of applicable law. If assets are transferred to the Trust from the trustee of a trust maintained under another plan and if a determination is subsequently made that the transferor plan is not qualified under Section 401(a) of the Code or that the asset transfer is otherwise not permissible, then the assets so transferred, together with earnings (or reduced by losses), will be returned and will be deemed to have been held by the Trustee in separate trust and not as part of the Trust Fund.

     3.10. Distribution of Excess Deferrals. If, on or before March 1 of any year, a Participant notifies the Administrative Committee that all or part of the Elective Contributions made for his or her benefit during the preceding taxable year represents an excess deferral within the meaning of Section 402(g) of the Code, then the Administrative Committee will cause the amount of such excess deferral to be distributed to the Participant by the April 15 following such notification.

     3.11. Return of Contributions. If a contribution by an Employer to the Trust is (a) made by reason of a good faith mistake of fact, or (b) believed by the Employer in good faith to be deductible under Section 404 of the Code, but the deduction is disallowed, then the Trustee shall return to the contributing Employer the amount of the mistaken or nondeductible contribution. In no event may the return of an Employer contribution cause the value of a Participant's interest in the Trust to be reduced to an amount which is less than the amount it would have been had the mistaken or nondeductible contribution not been made. The return of a contribution hereunder must be made within one year after the mistaken contribution is made or the deduction is disallowed, as the case may be.


                                    ARTICLE 4

                          LIMITATIONS ON CONTRIBUTIONS

     4.1. Statutory Nondiscrimination Requirements.

     (a) Elective Contributions. Elective Contributions for a Plan Year must satisfy either of the following tests:

          (1) the average of the individual ratios (expressed as percentages) of Elective Contributions to Compensation (the "deferral percentages") for the Plan Year for all Highly Compensated Employees is not more than 125% of the average of the deferral percentages for all Non-Highly Compensated Employees; or

          (2) the average of the deferral percentages for all Highly Compensated Employees is not more than twice the average of the deferral percentages for all Non-Highly Compensated Employees, and the average of the deferral percentages for all Highly Compensated Employees does not exceed the average of the deferral percentages for all Non-Highly Compensated Employees by more than 2%.

Subject to the provisions of applicable law, the Administrative Committee may treat Employer Matching Contributions for a Plan Year as Elective Contributions if and to the extent such treatment would enable the Plan to satisfy the provisions of this Section for the Plan Year and solely for that purpose.

     (b) Employer Matching Contributions. Employer Matching Contributions for a Plan Year must satisfy either of the following tests:

          (1) the average of the individual ratios (expressed as percentages) of the Employer Matching Contributions to Total Compensation (the "contribution percentages") for the Plan Year for all Highly Compensated Employees is not more than 125% of the average of the contribution percentages for all Non-Highly Compensated Employees; or

          (2) the average of the contribution percentages for all Highly Compensated Employees is not more than twice the average of the contribution percentages for all Non-Highly Compensated Employees, and the average of the contribution percentages for all Highly Compensated Employees does not exceed the average of the contribution percentages for all Non-Highly Compensated Employees by more than 2% (provided, however, that this clause 2 will not apply to the extent required by law in order to prevent prohibited multiple use of the 200%/2% deferral percentage and contribution percentage nondiscrimination tests).

Subject to the provisions of applicable law, the Administrative Committee may treat pre-tax Elective Contributions for a Plan Year as Employer Matching Contributions if and to the extent such treatment would enable the Plan to satisfy the provisions of this Section and solely for that purpose.

     4.2. Modification of Contribution Elections. The Administrative Committee may modify a Participant's salary reduction election in order to enable the Plan to satisfy the limitations of applicable law with respect to Elective Contributions and Employer Matching Contributions, including the limitations prescribed by Sections 401(k)(3), 401(m), 402(g)(1) and 415 of the Code. The modification of a Participant's election may not result in increased Elective Contributions for the Participant without his or her consent.

     4.3. Excess Elective Contributions. If the average of the deferral percentages for Highly Compensated Employees for a Plan Year exceeds the amount permitted for that Plan Year, then the excess will be eliminated in the manner provided in this Section. First, in accordance with the provisions of applicable law, the deferral percentages of some or all of the Highly Compensated Employees will be reduced (in descending order starting with the highest deferral percentages) until the average of the deferral percentages for the Highly Compensated Employees satisfies one of the nondiscrimination tests. Second, the amount of each Highly Compensated Employee's excess Elective Contributions will be determined based upon the reduction of his or her deferral percentage in accordance with the preceding sentence. Third, the amount of each Highly Compensated Employee's Elective Contributions, as so determined, together with income or loss thereon, will be distributed to him or her as soon as practicable, but in no event later than the last day of the Plan Year following the Plan Year for which the excess amount was contributed.

     4.4. Excess Employer Matching Contributions. If the average of the contribution percentages for Highly Compensated Employees for a Plan Year exceeds the amount permitted for that Plan Year, then the excess will be eliminated in the manner provided in this Section. First, in accordance with the provisions of applicable law, the contribution percentages of some or all of the Highly Compensated Employees will be reduced (in descending order starting with the highest contribution percentages) until the average of the contribution percentages for the Highly Compensated Employees satisfies the applicable nondiscrimination test. Second, the amount of each Highly Compensated Employee's excess Employer Matching Contributions will be determined based upon the reduction of his or her contribution percentage in accordance with the preceding sentence. Third, the amount of the Employer Matching Contributions made for each Highly Compensated Employee as so determined, together with income or loss thereon, will be distributed to him or her. The amounts determined under this Section will be paid as soon as practicable, but in no event later than the last day of the Plan Year following the Plan Year for which the excess amount was contributed.

     4.5. Other Limitations on Contributions and Benefits. The annual addition to a Participant's Accounts for any limitation year, when added to the annual additions to his or her accounts under all other defined contribution plans (if any) maintained by the Company or an Affiliate for such year, may not exceed the lesser of (a) $30,000 (or, if greater, one-fourth of the limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code), and(b) 25 percent of the Participant's compensation for the year (all as determined in accordance with Section 415 of the Code). If an Employer or an Affiliate maintains a defined benefit pension plan, a Participant's benefits under that plan will be reduced in lieu of a reduction of annual additions under this Plan if and to the extent necessary to comply with the requirements of Section 415(e) of the Code.

For the purposes of applying Section 415 of the Code, the limitation year will be the calendar year.


                                    ARTICLE 5

                          ACCOUNTS AND INVESTMENT FUNDS

     5.1. Maintenance of Accounts. The Administrative Committee will establish and maintain separate Accounts for each Participant to reflect the Participant's interest in the Trust attributable to Elective Contributions (including qualified nonelective contributions), Employer Matching Contributions, Employer Profit Sharing Contributions, common stock of the Company contributed pursuant to the tax credit employee stock ownership plan provisions of the Plan, and other Company stock contributions, if any, as well as such other Accounts or sub-Accounts as the Administrative Committee deems necessary or desirable in order to carry out the intent and purposes of the Plan or to comply with applicable law. Each Participant's Accounts will be credited, charged and adjusted in accordance with the provisions hereof.

     5.2. Adjustment of Accounts. As of each Valuation Date with respect to an Investment Fund or the Trust Fund, as the case may be, each Participant's Accounts will be adjusted to reflect changes in the value of the Participant's interest in the Investment Fund or the Trust Fund since the last Valuation Date. Unless the Administrative Committee, acting in a uniform and equitable manner, determines otherwise, such adjustment shall be made as follows:

          (a) first, the value of each Account will be adjusted as of the preceding Valuation Date to reflect distributions, transfers made thereto and withdrawals made therefrom since that Valuation Date;

          (b) second, each Account will be adjusted to reflect its proportionate share (based upon the adjusted Account values as of the preceding Valuation
     Date) of the net increase or decrease in the fair market value of the Investment Fund or Trust Fund since the last Valuation Date; and

          (c) third, as of each Valuation Date, each Participant's Accounts will be credited with the contributions (and transfers) made for or on behalf of the Participant as of the last day of, or for the period ending on, such Valuation Date.

The fair market value of the Trust Fund or any Investment Fund will be determined with regard to expenses incurred by or equitably charged to such Fund.

     5.3. Establishment of Investment Funds. The Trust Fund will be segregated into such separate Investment Funds as shall be established at the direction of the Administrative Committee, including, without limitation, one or more fixed income funds (designed to preserve or minimize loss of capital and to generate income) and one or more general investment funds (designed to generate income and/or capital appreciation primarily through investment in equity securities). Amounts contributed or accepted pursuant to the Plan will be invested and re-invested in the separate Investment Funds in accordance with the Participants' and Beneficiaries' elections.

     5.4. Investment Directions. Each Participant and Beneficiary will direct the investment and reinvestment of the amounts in and/or subsequently contributed or transferred to his or her Accounts among the available Investment Funds in such manner and subject to such conditions as may be prescribed by the Administrative Committee (or its designee). In the absence of a properly-transmitted investment direction, the amounts in and/or subsequently contributed to a Participant's (or Beneficiary's) Accounts will be invested in a fixed income Investment Fund designated for this purpose by the Administrative

Committee. Notwithstanding anything to the contrary contained herein, unless otherwise determined by the Board, common stock of the Company contributed to the Plan as an employer contribution (other than stock attributable to the tax credit employee stock ownership provisions of the Plan) will remain invested in Company common stock and will not be subject to the investment direction and transfer provisions of this Article. The segregated Company common stock accounts described in the preceding sentence will be maintained and administered separate and apart from the Tax Credit ESOP Accounts.

     5.5. Tax Credit ESOP Accounts. Notwithstanding anything to the contrary contained herein, Tax Credit ESOP Accounts established for Participants in respect of Company stock transferred to the Trust pursuant to the tax credit employer stock ownership plan provisions of the Plan will remain segregated for the benefit of the Participants for whom such accounts are maintained and will not be invested as part of the balance of the Trust Fund so long as such Account remains invested in common stock of the Company. Unless otherwise determined by the Board, a segregated Tax Credit ESOP Account will continue to be invested in Company stock and will not be subject to the investment direction and transfer provisions of this Article.


                                    ARTICLE 6

                  ELIGIBILITY FOR AND DISTRIBUTION OF BENEFITS

     6.1. Normal Retirement or Total Disability. A Participant who retires at or after age 65 or whose employment terminates by reason of total disability will be entitled to receive 100% of his or her Accounts determined as of the Valuation Date coincident with or next preceding the date of distribution (and adjusted for contributions and withdrawals since that Valuation Date). For this purpose, total disability means the inability of a participant to perform the duties of any occupation for which he or she is reasonably suited by reason of a physical or mental illness or disease which is expected to result in death or to last indefinitely. Subject to the provisions hereof and of applicable law, distribution of the Participant's Accounts will be made as soon as practicable after his or her retirement or termination of employment. A retired or disabled Participant's Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution thereof is completed.

     6.2. Other Termination of Employment. A Participant whose employment is terminated for any reason (other than death or total disability) prior to age 65 will be entitled to receive the sum of (a) 100% of his or her Accounts attributable to Elective Contributions, Employer Matching Contributions, rollovers and transfers from another qualified plan, plus (b) 100% of his or her Tax Credit ESOP Account, if any, in accordance with the provisions hereof and of applicable law, plus (c) the vested portion of his or her Account attributable to Employer Profit Sharing Contributions determined under the following vesting schedule as of the Valuation Date coincident with or immediately preceding the distribution date (adjusted for contributions and withdrawals since that Valuation Date):

      Years of Vesting Service                Percentage Vested
      ------------------------                -----------------
       Less than 1 ..............................     0%
                 1 ..............................    20%
                 2 ..............................    40%
                 3 ..............................    60%
                 4 ..............................    80%
                 5 or more ......................   100%

Subject to the provisions hereof and of applicable law, the distribution of a terminated Participant's vested Accounts will be made at such time as the Participant elects. A terminated Participant's vested Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution of the Accounts is completed. The Administrative Committee, acting in a uniform and nondiscriminatory manner, may establish a rule to the effect that, if a terminated Participant does not elect an immediate payout, then, on or as soon as practicable after the last day of the calendar quarter following the quarter in which the Participant's termination of employment occurs, the total amount of the Participant's Accounts will be automatically invested in one or more designated fixed income funds available under the Plan (in which case the investment transfer elections otherwise available to active Participants will not be available to the terminated Participant).

     6.3. Forfeitures. If, before being fully vested, a Participant's employment ends or the Participant incurs five consecutive Breaks in Service, then the nonvested portion of the Participant's Account will be forfeited when the vested portion of the Participant's Account is distributed or, if earlier, when the Participant incurs five consecutive Breaks in Service. If (a) a forfeiture arises with respect to a former Participant who receives a distribution of the vested portion of his or her Account because of a termination of employment, (b) the former Participant is later re-employed by an Employer before incurring five consecutive Breaks in Service, and (c) the former Participant repays the amount of the prior distribution to the Plan within the time required by Section
411(a)(7)(C) of the Code, then the Employer will restore the amount of the forfeiture to the Participant's Account. For purposes of the preceding sentence, if the former Participant's vested percentage determined under the Plan's vesting schedule is zero, then the Participant will be deemed to have received a distribution of his or her vested portion of his or her Account at the time of his or her termination of employment; and the former participant will be deemed to have repaid the deemed distribution to the Plan at the expiration of the repayment period permitted in Section 411(a)(7)(C) of the Code. The source of a restoration made under this Section will be other forfeitures and, to the extent necessary, additional Employer contributions. Restoration of a prior forfeiture will be credited to the Participant's Account as soon as practicable after it is paid or otherwise made available to the Plan.

     6.4. Method of Payment. Except as otherwise provided herein or required by applicable law, distribution of a Participant's Accounts will be made in the form of a single sum payment. To the extent required by applicable law, in the case of a Participant's Account attributable to a transfer from another qualified plan, the Administrative Committee will make available such optional payment methods and shall comply with such election and other administrative procedures as may be necessary in order to comply with the provisions of applicable law, including, without limitation, Sections 401(a)(11), 401(a)(17) and 411(d)(6) of the Code and regulations thereunder.

     6.5. Transfer Accounts. To the extent required by applicable law, in the case of a Participant's Account attributable to a transfer from another qualified plan, the Administrative Committee will make available such optional methods of distribution and shall comply with such election and other administrative  procedures  as may be  necessary  in  order to  comply  with the provisions of applicable law, including, without limitation, Sections 401(a)(11), 401(a)(17) and 411(d)(6) of the Code and regulations thereunder.

     6.6. Required Commencement of Benefits. Unless a terminated Participant elects an earlier distribution, payment of his or her vested Accounts will be made no later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2. Payment of an active Participant's Accounts must begin no later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2 and, prior to the Participant's termination of employment, will be made at such times and in such amounts as are necessary to satisfy the minimum distribution requirements of Section 401(a)(9) of the Code and regulations thereunder.

     6.7. Cashout of Small Benefits. Notwithstanding anything to the contrary contained herein, if the value of a Participant's (or deceased Participant's) Accounts is less than $3,500, then the total amount of those Accounts will be distributed to the Participant (or Beneficiary) in a single sum payment as soon as practicable after the Participant's termination of employment or death.

     6.8. Death.

     (a) Distribution of Accounts. If a Participant dies before the complete distribution of his or her Accounts, then the deceased Participant's Beneficiary will be entitled to receive a single sum payment of the balance in those Accounts determined as of the Valuation Date coincident with or next preceding the date of distribution (and adjusted for contributions and withdrawals since that Valuation Date). Subject to the provisions hereof and of applicable law, the distribution of a deceased Participant's Accounts will be made as soon as practicable after the deceased Participant's death (but in no event later than one year thereafter). A deceased Participant's Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution of those Accounts is completed.

     (b) Designation of Beneficiary. Except as provided in subsection (c) of this Section, an individual may designate a Beneficiary by written notice filed with the Administrative Committee and may change his or her Beneficiary at any time by designating a new Beneficiary in the same manner, and no notice need be given to any prior designated Beneficiary. If no designated Beneficiary shall survive a deceased Participant or Beneficiary, then payment of the deceased Participant's Accounts will be made to the deceased Participant's estate.

     (c) Spouse Must Be Beneficiary of Deceased Married Participant. The surviving spouse of a deceased married Participant will be the Participant's Beneficiary unless the surviving spouse consents to the designation of another Beneficiary. The spouse's consent must be in writing and must acknowledge the effect of the Participant's designation, and the spouse's signature must be witnessed by a notary public or an appropriate Plan official. Spousal consent to a different Beneficiary designation will not be required if (1) the
Participant's spouse cannot be located, (2) the spouse's consent cannot be obtained because of any other circumstances permitted by applicable law, or (3) the Participant's spouse has not been married to the Participant throughout the one-year period ending on the earlier of the date of the Participant's death or the date on which distribution of the Participant's Accounts begins.

     6.9. Distributions Made on or After January 1, 1993. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee in accordance with applicable law, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purposes of this Section, the following terms shall have the following meanings:

          (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in

     Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, the distribution may commence less than 30 days after the required direct rollover notice is given, provided that (a) the Participant is notified that he or she has at least 30 days to consider the decision of whether to elect a distribution and, if applicable, a particular distribution option, and (b) the Participant, after receiving the notice, affirmatively elects a distribution and, if applicable, a particular distribution option.


                                    ARTICLE 7

                        IN-SERVICE WITHDRAWALS AND LOANS

     7.1. In-Service Withdrawals Generally. Subject to the provisions hereof and of applicable law, a Participant may make in-service withdrawals from his or her Accounts in the following order: rollover contributions (plus earnings) Employer

Profit Sharing Contributions (plus earnings) to the extent vested, Employer Matching Contributions (plus earnings) and Elective Contributions (plus pre-1988 earnings if any, thereon). The maximum withdrawal from an Account may not exceed the balance in the Account as of the Valuation Date coincident with or immediately preceding the withdrawal (reduced by withdrawals, if any, made from the Account since that Valuation Date). If the amount in a Participant's Account is invested in more than one Investment Fund, then withdrawals from the Account will be allocated among the applicable Investment Funds in accordance with an order of priority established by the Administrative Committee on a uniform and nondiscriminatory basis.

     7.2. Withdrawal Requests. Requests for in-service withdrawals must be filed with the Administrative Committee on forms prescribed or approved for that purpose. No more than one in-service withdrawal request may be processed in any calendar month and no more than two such requests may be processed within any 12-month period. Withdrawal amounts will be paid to a Participant as soon as practicable after a properly-completed withdrawal request is received by the Administrative Committee.

     7.3. In-Service Withdrawals -- Special Rules.

     (a) General. Except as otherwise provided in this Section, a Participant may make an in-service withdrawal only if the withdrawal (1) is made on account of an immediate and heavy financial need (as described in subsection (b) below) and (2) is necessary to satisfy such financial need (as determined under subsection (c) below). The preceding sentence shall not apply to an in-service withdrawal of rollover contributions or an in-service withdrawal made by a Participant after age 59 1/2, provided, however, that only one of each such non-hardship withdrawals will be permitted during the period of the Participant's Plan participation.

     (b) Immediate and Heavy Financial Need. For purposes of subsection (a) of this Section, a proposed withdrawal will be deemed to be on account of an immediate and heavy financial need if the proceeds will be used to pay (1) medical expenses of the Participant or of the Participant's spouse or dependents; (2) costs (exclusive of mortgage payments) directly related to the purchase of the Participant's principal residence; (3) tuition and related education fees for the next twelve months of post-secondary education for the Participant or for the spouse, children or other dependents of the Participant;
(4) amounts required to prevent the eviction of the Participant from, or the foreclosure of a mortgage on, the Participant's principal residence; or (5) such additional expenses as may be specified by the Internal Revenue Service as a deemed immediate and heavy financial need for this purpose.

     (c) Amounts Necessary to Meet the Financial Need. A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if (1) the amount of the withdrawal is not more than the amount of the immediate and heavy financial need; and (2) in the case of a withdrawal of Elective Contributions, the Participant has obtained all loans, distributions and withdrawals otherwise available under the Plan and any other plan maintained by the Company or an Affiliate.

     (d) Suspension of Future Elective Contributions. If a Participant withdraws Elective Contributions on account of an immediate and heavy financial need, then, notwithstanding any other provision to the contrary contained in the Plan or in any other plan maintained by the Employer or an Affiliate, (1) the Participant's Elective Contributions (pre-tax and after-tax) under the Plan and under any such other plan will be suspended until the first day of the calendar quarter next following the date which is twelve months after the date of the withdrawal, and (2) the Participant's elective pre-tax deferral limitation under

Section 402(g)(1) of the Code for the taxable year following the year of the withdrawal will be reduced by the amount, if any, of the Participant's Elective Contributions under the Plan (and elective pre-tax deferrals under any other plan maintained by the Employer or an Affiliate) during the year in which the withdrawal is made.

     7.4. Loans.

     (a) General. Upon the application of a Participant, the Administrative Committee, in accordance with a uniform and nondiscriminatory policy, may direct the Trustee to make a loan to the Participant from the Participant's vested Accounts. The amount of any such loan shall not be less than $1,000 and shall not exceed the lesser of (1) $50,000 reduced by the excess of the highest outstanding loan balance of the Participant during the one-year period ending on the day before the loan is made over the Participant's outstanding loan balance immediately prior to the loan or (2) an amount equal to 50% of the value of the Participant's vested Accounts as of the date of such loan. For this purpose, the value of a Participant's Account shall be determined as of the Valuation Date preceding the date of the loan, adjusted to reflect any contributions, distributions or withdrawals since that Valuation Date.

     (b) Terms. Any loan to a Participant hereunder shall be evidenced by the Participant's recourse promissory note in form and substance satisfactory to the Administrative Committee, shall bear a reasonable rate of interest, shall be adequately secured, and shall be payable in the manner provided by the Administrative Committee within 5 years after the date thereof, but no later than the termination of the Participant's employment for any reason. Each loan shall be repayable in equal installments not less frequent than quarterly. The Administrative Committee shall require a Participant who receives a loan to irrevocably authorize the Employer to withhold from Compensation and to pay directly to the Trustee the amounts required to be paid under the promissory note evidencing the Participant's loan obligation. If, at the time benefits are to be distributed to a Participant or his Beneficiary, there remains any unpaid balance of a loan made hereunder, then such unpaid balance (together with accrued interest) shall become immediately due and payable in full and, unless paid, such unpaid balance shall be deducted from the Participant's Accounts before any distribution therefrom is made.

     (c)  No  Discrimination.   Loans  hereunder  shall  be  made  available  to
Participants on a reasonably equivalent basis.

     (d) Administrative Procedures. The Administrative Committee shall establish such rules and procedures with respect to Plan loans as it deems necessary or advisable in order to comply with the provisions hereof and of applicable law.

     7.5. Failure to Repay Loans. If a loan is made to a Participant with a vested interest in his Accounts and the Participant does not make a payment required under the promissory note within the specified time, the Administrative Committee may cause the amount due to be deducted from any interest in, or payment or distribution from, the Trust Fund to which such Participant or the Participant's Beneficiaries may be entitled.


                                    ARTICLE 8

                           REQUIREMENTS FOR TAX CREDIT
                              ESOP ACCOUNT BALANCES

     8.1. General. This Article sets forth certain rules which will govern the maintenance and disposition of Participants' Tax Credit ESOP Accounts. It is intended that those Accounts will continue to be invested in Company stock unless and until the ESOP portion of the Plan is terminated by the Board, at

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

which time, at the election of the Participants, the Tax Credit ESOP Accounts may be converted into cash and reinvested as part of the remainder of the Trust Fund or distributed to the Participants for whom such Accounts are maintained (if permitted and subject to the requirements of applicable law). It is also intended that, so long as the Tax Credit ESOP Accounts continue to exist, the provisions of this Article will be applied and construed in a manner which is consistent with the provisions of Sections 4975(e) and 409 of the Code applicable to those Accounts. A Participant's interest in his or her Tax Credit ESOP Account shall be nonforfeitable at all times.

     8.2. Distribution. A Participant's Tax Credit ESOP Account will be distributed to the Participant (or the Participant's Beneficiary, as the case may be) at the same time as, and as part of, the distribution of the balance of the Participant's Accounts in accordance with Article 6 hereof. The distribution of a Tax Credit ESOP Account will be made in kind (in the form of Company stock or stock), unless the Administrative Committee, acting in its sole discretion and in a uniform and nondiscriminatory manner, establishes a procedure pursuant to which Participants can elect to receive their Tax Credit ESOP Accounts in the form of cash.

     8.3. Put Option. In the case of a distribution of Company stock which is not readily tradeable on an established securities market within the meaning of
Section 409(h)(1)(B) of the Code, the Company shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code. If the put option is exercised, the Company shall repurchase the Company stock distributed to the Participant as follows:

          (a) if the distribution constitutes a total distribution, payment of the fair market value of the Participant's Company stock shall be made (not less frequently than annually) in substantially equal payments over a period not exceeding five years, the first installment shall be paid not later than 30 days after the Participant exercises the put option, and the Company will pay a reasonable rate of interest and provide adequate security on amounts not paid within said 30-day period; or

          (b) if the distribution does not constitute a total distribution, the Company shall pay the Participant an amount equal to the fair market value of the Company stock repurchased no later than 30 days after the Participant exercises the put option.

The period during which a Participant may exercise the put option shall be the sixty day period following the date of distribution and if the option is not exercised within such period, an additional sixty day period commencing on the first anniversary of the date of the distribution.

     8.4. Voting Rights of Participants. Each Participant (or Beneficiary) shall be entitled to direct the Plan as to the manner in which shares of Company stock allocated to such Participant's (or Beneficiary's) Tax Credit ESOP Account shall be voted.


                                    ARTICLE 9

                              TOP HEAVY PROVISIONS

     9.1. Effect of Top Heavy Status. Notwithstanding anything contained herein to the contrary, if the Plan is a top heavy plan for any Plan Year, and if any Participant who is a non-key Employee does not accrue the minimum benefit or contribution described in Section 416(c)(1) or (c)(2) of the Code for that Plan Year under this Plan and any other defined benefit and defined contribution plan which is required or permitted to be aggregated with the Plan for purpose of applying Section 416 of the Code, then the Company shall make such additional contributions, if any, on behalf of such Participant (regardless of whether such Participant completes 1,000 hours of service for such Year and regardless of his or her level of compensation) as shall be necessary in order to satisfy the minimum contribution requirements of Section 416(c)(2) of the Code (determined with regard to Section 416(f) of the Code) with respect to such Participant for such Plan Year. The minimum contribution will not be required (or the minimum contribution will be reduced, as the case may be) for a Participant if and to the extent that the minimum top heavy contribution or benefit requirement is satisfied by another qualified plan of the Employer or an Affiliate.

     9.2. Definitions and Special Rules.

     (a) Top Heavy Status. The Plan is a top heavy plan if, as of the determination date, the aggregate Account values of all key Employees under the Plan (required to be taken into account for this purpose) plus the aggregate account values and the aggregate present values of accrued benefits for all key Employees under all other plans which are aggregated with this Plan (required to be taken into account for this purpose) exceed sixty percent of all such aggregate values for all Employees or former Employees (other than former key Employees) under the Plan and such other plans. The determination of the top heavy status of the Plan will be made in accordance with the provisions of
Section 416 of the Code and the regulations promulgated thereunder which are specifically incorporated herein by reference.

     (b) Aggregation of Plans. Each plan of the Employer or an Affiliate in which a key Employee participates and each other plan which enables such plan to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code will be aggregated with this Plan, and all additional plans which the Company designates will be aggregated with this Plan if and to the extent that the resulting group of plans satisfies the coverage and nondiscrimination tests of Sections 401(a)(4) and 410 of the Code.

     (c) Determination Date. For purposes of determining whether the Plan is a top heavy plan for a Plan Year, the determination date is the last day of the preceding Plan Year.

     (d) Key Employee. The term "key Employee" means a key employee described in
Section 416(i)(1) of the Code, and the term "non-key Employee" means any Employee who is not a key Employee.


                                   ARTICLE 10

                             ADMINISTRATION OF PLAN

     10.1. Organization of Administrative Committee and Procedural Matters. The Plan will be administered by an Administrative Committee composed of at least three individuals appointed by the Board. Each member of the Administrative Committee will serve at the pleasure of the Board and without compensation. Action by the Administrative Committee may be taken by a vote of a majority of its members then serving or in a writing without a meeting signed by all of its members. Unless the Board appoints officers, the Administrative Committee may designate one of its members as the Chairman and shall elect a Secretary who may but need not be a member of the Administrative Committee. No member of the Administrative Committee shall participate in the determination of any of his or her rights or benefits under the Plan.

     10.2. Powers of Administrative Committee. The Administrative Committee will administer the Plan and will have complete control in the administration thereof. In exercising any of its discretionary powers with respect to the administration of the Plan, the Administrative Committee will act in a uniform and non-discriminatory manner. The Administrative Committee will have all powers which are reasonably necessary to carry out its responsibilities under the Plan including, without limitation, the power to construe the Plan and to determine all questions which may arise thereunder. The decision of the Administrative Committee as to any disputed question arising hereunder, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. All disbursements by the Trustee, except for reasonable expenses of administering the Trust assets, shall be made upon and in accordance with the instructions of the Administrative Committee. Except as otherwise specifically provided herein, the Administrative Committee shall have no power, authority or responsibility with respect to the management, investment or control of Trust assets.

     10.3. Operation of Administrative Committee. The Administrative Committee may adopt such rules and regulations as it deems necessary or appropriate for the conduct of its affairs. The Administrative Committee may appoint from among its members such subcommittees with such powers as it shall determine and may employ such accountants, actuaries, counsel, administrators and other agents (clerical and otherwise) and services as it deems necessary or desirable in connection with the performance of its functions hereunder and in order to carry out the provisions of the Plan. Decisions and directions of the Administrative Committee may be communicated to the Trustee, a Participant, a Beneficiary, the Company or any other person who is to receive such decision or direction by a document signed by any one or more members of the Administrative Committee (or persons other than members) so authorized, and such decision or direction of the Administrative Committee may be relied upon by its recipient as being the decision or direction of the Administrative Committee.

     10.4. Resignation or Removal. Any member of the Administrative Committee may resign by giving written notice to the Board not less than 30 days before the effective date of his or her resignation. Any member of the Administrative Committee may be removed, with or without cause, at any time by the Board. The Board shall fill vacancies as soon as is reasonably practicable after a vacancy occurs and, until a new appointment is made, the remaining members shall have the full authority to act.

     10.5. Records and Reports. The Administrative Committee shall keep records of its proceedings and acts and shall keep or cause to be kept all such books of account, records and other data as may be necessary in connection with the performance of its functions hereunder.

     10.6. Expenses. All expenses incurred in connection with the administration of the Plan and the Trust Fund, including, without limitation, fees of accountants, actuaries, counsel, investment managers and other agents, and other costs of administering the Plan and the Trust Fund, shall be paid by the Trustee out of the Trust Fund, unless paid by the Company.

     10.7. Indemnification. The Company shall indemnify each member of the Administrative Committee, each member of the Board, and any of its (or an Affiliate's) employees to whom a fiduciary responsibility with respect to the Plan is allocated or delegated from and against all liabilities, costs and expenses, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon such person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of or in connection with acts or omissions in his or her capacity as a fiduciary hereunder, unless it is established by the order of a court of competent jurisdiction that such act or omission is the result of gross negligence or fraud.

     10.8. Claim for Benefits. A disputed claim for benefits under the Plan may be made to the Administrative Committee or its designee in writing. If the claim contains insufficient information, then the claimant will be given notice of additional material or information necessary to perfect the claim, and the claim will be deemed filed when such additional information is received. Within 60 days after a claim is received, the claimant will be notified whether the claim is granted or denied in whole or in part. If the claim is denied in whole or in part, the written notification will set forth, in a manner calculated to be understood by the claimant, (a) the specific reason or reasons for the denial;
(b) specific reference to pertinent provisions of the Plan on which the denial is based; and (c) an explanation of the Plan's claim review procedure. Failure to give notification pursuant to this Section within 60 days after receipt of the claim will be deemed a denial of the claim for the purpose of proceeding to the review stage.

     10.9. Review of Denied Claims. If a claim is denied in whole or in part, then within 60 days after written notification of the denial (or after the claim is deemed denied), the claimant may file with the Administrative Committee a written request for a review of the claim. A claimant who timely files a request for review of his or her claim may review pertinent documents and may submit a written statement in support of the claim. If the claimant so requests in a timely-filed application for review, the Administrative Committee will schedule a conference with the claimant (and/or an authorized representative). Such conference will be held at the offices of the Company within 60 days after the Administrative Committee receives the claimant's written request for review. The Administrative Committee will communicate its decision in writing to the claimant within 60 days after the written request for review is filed or within 30 days after the conference, whichever is later, setting forth in a manner calculated to be understood by the claimant the specific reasons for its decision and the pertinent provisions of the Plan on which the decision is based.


                                   ARTICLE 11

                                   TRUST FUND

     11.1. General. The Trust corpus will consist of all payments to the Trustee as provided herein, together with the net income or loss (including capital items) produced by the investments of the Trust or the sale of any such investments, which will be added to or deducted from the Trust. The Trust assets will be held, administered and invested in the manner provided in the agreement pursuant to which the Trust is governed.

     11.2. No Diversion. All assets of the Trust will be owned by the Trustee. Except as otherwise provided herein, no part of the Trust assets may be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

     11.3. Benefits Provided Solely by Trust Fund. All benefits payable under the Plan will be paid or provided solely from the Trust assets, and neither the Company nor any participating Employer nor any Affiliate assumes or shall have liability or responsibility therefor.

     11.4. Employer Securities. Notwithstanding anything herein to the contrary, no part of the Trust assets may be invested in securities of the Company or an
Affiliate unless such securities constitute qualifying employer securities within the meaning of Section 407(d)(5) of ERISA and no part of the Trust assets may be invested in real property which is leased to the Company or an Affiliate unless such real property constitutes qualifying employer real property within the meaning of Section 407(d)(4) of ERISA. The Trustee or investment manager, as the case may be, may invest up to 100% of the Plan's assets in qualifying employer securities and/or qualifying employer real property, provided that any such investment is deemed advisable and proper in carrying out the purposes of the Plan and the Trust, and provided further that such investment would not constitute a prohibited transaction or be otherwise impermissible under applicable law.

     11.5. Appointment of Investment Manager. The Administrative Committee may appoint one or more investment managers to manage any assets of the Plan, including all or part of the assets of any Investment Fund. As used herein, the term "investment manager" means any person or entity who: (a) has power to manage, acquire or dispose of any assets of the Plan; (b) is (1) registered as an investment adviser under the Investment Advisers Act of 1940 (2) a bank, as defined in that Act, or (3) an insurance company qualified under the laws of more than one state to perform services described in (a) above; and (c) has acknowledged in a writing delivered to the Administrative Committee and the Trustee that he is a fiduciary with respect to the Plan. The investment manager(s) will have such powers and responsibilities as may be conferred under the Trust Agreement and the investment management agreement.

                                   ARTICLE 12

                           AMENDMENTS AND TERMINATION

     12.1. Company May Amend Plan. The Company reserves the right, by action of the Board at any time or from time to time, to modify or amend this Plan in whole or in part. No amendment will:

          (a) vest in an Employer an interest in the Trust Fund;

          (b) cause or permit the Trust Fund to be diverted to any purpose other than the exclusive benefit of Participants and Beneficiaries;

          (c) decrease the Account of any Participant or eliminate an optional form of payment;

          (d) increase substantially the duties or liabilities of the Trustee or the members of the Administrative Committee without its or their written consent; or

          (e) change the vesting schedule to one which would result in the nonforfeitable percentage of a Participant's Account (determined as of the later of the date of adoption of the amendment or the effective date of the amendment) being less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Plan's vesting schedule is amended, each Participant with at least three years of Service may elect to have his or her nonforfeitable percentage computed without regard to the amendment. The election must be made by the latest of the following dates:
     (1) 60 days after the amendment is adopted, (2) 60 days after the amendment becomes effective, or (3) 60 days after the Participant is issued written notice of the amendment.

     12.2. Withdrawal of Participating Employer. An Employer may withdraw from the Plan and the Trust Fund by giving written notice to the Administrative Committee of its intent to withdraw. The Administrative Committee will then determine the portion of the Trust Fund attributable to the Participants employed by the withdrawing Employer and will notify the Trustee to segregate those assets and transfer them to the successor trustee or trustees when it receives a designation of the successor from the withdrawing Employer. A withdrawal will not terminate the Plan with respect to the withdrawing Employer if the Employer appoints a successor trustee or trustees and establishes another plan and trust intended to qualify under Section 401(a) of the Code.

     12.3. Termination. The Board may terminate the Plan with respect to any or all Employers. Any Employer (by action of its board of directors) may terminate the Plan with respect to itself. If there is a partial or total termination of the Plan or there is a complete discontinuance of an Employer's Contributions, all affected Participants will immediately become 100% vested in their Accounts.

     12.4. Distributions Upon Termination. Subject to the provisions of applicable law (or the provisions of a Plan amendment adopted in connection with a Plan termination), distribution of a Participant's Accounts as a result of the termination of the Plan is permitted only if: (a) the balance of the Accounts is not more than $3,500, or (b) the balance exceeds $3,500 and either (1) the Participant consents to the distribution or (2) neither the Employer nor any Affiliate maintains another defined contribution plan. However if the Employer or an Affiliate maintains another defined contribution plan, then, even though the Participant's Accounts cannot be distributed without his or her consent, the Accounts may be transferred to the other defined contribution plan to be held for the Participant's benefit. Except to the extent required by applicable law, all distributions in respect of the termination of the Plan will be in the form of single sum payments.

     12.5. Statutory Merger/Consolidation Rule. In the case of any merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to, any other plan, the benefit which each Participant would be entitled to receive immediately after the merger, consolidation or transfer (if the Plan then terminates) shall be equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (as if the Plan had then terminated).


                                   ARTICLE 13

                                  MISCELLANEOUS

     13.1. No Rights Conferred. Nothing herein will be deemed to give any individual any right to be retained in the employ of the Company or an Affiliate or any other rights in the future other than as herein specifically set forth. Except as otherwise specifically required herein or by law, no Participant, Beneficiary or other person will be entitled to inspect the books, records, reports, financial statements or tax returns of the Company.

     13.2. Benefits Limited to Trust Fund. No person will have any right or interest in the Trust other than as provided herein. Any final payment or distribution to a Participant or Beneficiary will be in full satisfaction of all claims against the Trust, the Trustee, the Administrative Committee, the Company, an Affiliate, the Board and any fiduciary of the Plan or Trust. The Trustee or the Administrative Committee may require a Participant or Beneficiary to execute a receipt and a general release of any and all such claims upon a final payment or distribution, or a receipt and/or release to the extent of any partial payment or distribution.

     13.3. Spendthrift Provision. Except to the extent required by law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, encumber or charge the same shall be void. No such benefit shall be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to those benefits. The Administrative Committee will establish such procedures as may be necessary or appropriate in order to comply with the provisions of ERISA and the Code in connection with domestic relations orders issued with respect to a Participant's Accounts. If an order so provides, payment of the interest of an alternate payee (as defined in Section 414(p) of the Code) may be made in a single sum as soon as practicable after the Administrative Committee determines that the order constitutes a qualified domestic relations order.

     13.4. Payment to Minors or Incompetents. If any person to whom a benefit is payable hereunder is an infant or if the Administrative Committee determines that any person to whom such benefit is payable is incompetent by reason of a physical or mental disability, the Administrative Committee may cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrative Committee or the Trustee to see to the application of such payments.

     13.5.  Headings.   The  headings  in  this  Plan  have  been  inserted  for
convenience of reference only and are to be ignored in any construction of the provisions hereof.

     13.6. Severability. If any provision of the Plan or the application of such provision to any person or circumstance is held invalid, the remainder of the Plan (and the application of such provision to any person or circumstance other than the person or circumstance to which it is held invalid) will not be affected thereby.

     13.7. Construction. The provisions of the Plan will be construed, regulated and administered according to the provisions of ERISA, the Code and to the extent not inconsistent therewith or preempted thereby, in accordance with the laws of the State of Connecticut.



                                                  ZYGO CORPORATION